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                                  Exhibit 10.1

                          WAIVER AND CONSENT AGREEMENT

     This Agreement, made as of the 11th day of October, 2000, by and among the GRANDBANC, INC. (the "Company"), a Maryland corporation located at 1800 Rockville Pike, Rockville, Maryland 20852; GRANDBANK (the "Bank"), a commercial bank chartered under the laws of the State of Maryland with its main office also at such address, and Steven K. Colliatie, residing at 9440 Brenner Court, Vienna, Virginia 22180 (the "Employee").

                                   WITNESSETH

     WHEREAS, the Company plans to enter into an Agreement and Plan of Merger with Century Bancshares Inc. and CBI Holdings Corporation of even date herewith pursuant to which the parties would effect a strategic business combination as set forth therein.

     WHEREAS, the Company, the Bank, and the Employee each have determined that such strategic business combination is in its or his best interests.

     WHEREAS, the Company, the Bank, and the Employee desire to evidence the agreement and waivers set forth herein to facilitate such business combination.

     NOW THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties hereto agree as follows:
     (1) The Employee hereby (i) waives any and all rights to any unpaid bonus payable with respect to the year 1997 pursuant to his employment agreement then in effect, and (ii) agrees not to exercise any 'limited rights' granted to him in connection with options for common stock of the Company, and, effective upon the closing of the business combination referred to above, forever waives such rights, provided that this agreement not to exercise such limited rights shall terminate and this waiver regarding rights to exercise such limited rights shall lapse and shall not become effective if the aforementioned Agreement and Plan of Merger is terminated; and the Company and the Bank each hereby agrees and consents to such agreement and waivers.
     (2) The Employee, the Company, and the Bank agree that the Employment Agreement by and among them dated June 5, 2000, shall be amended by adding the following as the last sentence of Section 1 thereof:

          Notwithstanding the above, the term of this Agreement shall be extended until the moment after the Change in Control occurs pursuant to the Agreement and Plan of Merger by and among the Company, Century Bancshares, Inc., and CBI Holdings, Inc., dated as of October 11, 2000, unless the Change in Control contemplated by that Agreement and Plan of Merger or a termination of that Agreement and Plan of Merger has occurred prior to June 5, 2000.

     IN WITNESS WHEREOF, the parties have executed this Waiver and Consent Agreement as of the day and year first herein above written.


         Attest                                      GRANDBANC, INC.

         ______________                     By: ____________________

         Attest                                      GRANDBANK